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                                                                EXHIBIT 99.B6(a)




                             DISTRIBUTION AGREEMENT


                        VARIABLE INSURANCE PRODUCT TRUST
                               111 Center Street
                          Little Rock, Arkansas  72201


                                                               November 15, 1993


Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201

Dear Sirs:

             This will confirm the agreement between the undersigned (the "Trust"), on behalf of each of its series now or hereafter in effect (each, a "Fund"), and you ("Distributor") as follows:

               1. As the Trust's agent, Distributor shall be the exclusive distributor for the unsold portion of beneficial interests of the Trust's Funds ("Interests") that are registered under the Securities Act of 1933 ("1933 Act").

               2. The Trust shall sell through Distributor, as the Trust's agent, and deliver, upon the terms set forth herein, Fund Interests that Distributor orders from the Trust and for which Distributor has received and confirmed unconditional purchase orders. All orders from Distributor shall be subject to acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either Interests issued upon original issue or treasury Interests.

               3. As the Trust's agent, Distributor may sell and distribute Fund Interests in such manner not inconsistent with the provisions hereof as Distributor may determine from time to time. In that connection Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the Investment Company Act of 1940 ("1940 Act") and of any securities association registered under the Securities Exchange Act of 1934 ("1934 Act").

               4. The Trust reserves the right to sell Fund Interests to purchasers to the extent that it or the transfer agent for Fund Interests receives purchase applications therefor. Distributor's right to accept purchase orders for Fund Interests or to make sales thereof shall not apply to Fund Interests that may be offered by the Trust to holders for the reinvestment of cash distributed to holders of the Trust or Fund Interests that may otherwise be offered by the Trust to holders, unless Distributor is otherwise notified by the Trust.

               5. All Interests offered for sale and sold by Distributor shall be offered for sale and sold by Distributor to or through insurance companies offering the Funds as funding vehicles for their annuity and variable life insurance products ("Participating Insurance Companies") upon the terms and conditions set forth in paragraph 7(b) hereof. Purchases of Interests shall be made for full and fractional Interests, carried to the third decimal place.




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               6.   Ownership of Fund Interests sold hereunder shall be
registered in such names and denominations as are specified in writing to the Trust or to its agent designated for the purpose. No certificates for Interests of the Fund will be issued.

               7.   (a)    Distributor shall from time to time employ or
associate with it such persons as it believes necessary to assist it in carrying out its obligations under this agreement. The compensation of such persons shall be paid by Distributor.

                    (b) Distributor shall enter into participation agreements with Participating Insurance Companies of its choice for the sale of Fund Interests at the offering price and upon the terms and conditions set forth in the Prospectus. The initial form of participation agreement is attached hereto as an Exhibit. Distributor may amend those agreements, or modify the form of agreement, only upon approval of the Trust.

                    (c) Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state laws.

                    (d) Distributor shall pay all expenses incurred in connection with: (i) printing and distributing such number of copies of the Prospectus, statements of additional information and financial reports as the Distributor deems necessary for use in connection with offering Fund Interests to prospective investors, (ii) preparing, printing and distributing any other literature and advertising deemed appropriate by Distributor for use in connection with offering Fund Interests for sale and (iii) all other expenses incurred in connection with the sale of Fund Interests as contemplated by this agreement. The Treasurer of the Trust shall provide to the Board of Trustees of the Trust and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                    (e) The Trust shall execute all documents and furnish any information which may be reasonably necessary in connection with the qualification of Fund Interests of the Trust for sale in jurisdictions designated by Distributor.

               8. The Trust shall furnish Distributor from time to time, for use in connection with the sale of Fund Interests, such written information with respect to the Trust as Distributor may reasonably request. In each case such written information shall be signed by an authorized officer of the Trust. The Trust represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Trust shall also furnish to Distributor copies of its reports to its holders and such additional information regarding the Trust's financial condition as Distributor may reasonably request from time to time.

               9. The Registration Statement when it becomes effective will conform in all material respects with the 1933 Act and the rules and regulations thereunder. The Trust represents and warrants to Distributor that the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust shall from time to time file such amendment or amendments to the Registration Statement as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement contain all material facts required to be stated therein or necessary to make the statements therein not misleading. If the Trust shall not file such amendment or amendments within 15 days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this agreement immediately. The Trust shall not file any




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amendment to the Registration Statement without giving Distributor reasonable notice thereof in advance, provided that nothing in this agreement shall in any way limit the Trust's right to file at any time such amendments as the Trust may deem advisable. The Trust represents and warrants to Distributor that any amendment to the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              10. Subject to the provisions of paragraph 7, the Trust shall prepare and furnish to Distributor from time to time such number of copies of the most recent form of the Prospectus filed with the SEC as Distributor may reasonably request. The Trust authorizes Distributor and Participating Insurance Companies to use the Prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Fund Interests. The Trust shall indemnify, defend and hold harmless Distributor, its officers and partners and any person who controls Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers or partners or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements in either thereof not misleading. Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is an officer or partner of Distributor and who is also a trustee of the Trust, shall not inure to the benefit of such officer or partner unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act, and in no event shall anything contained herein be so construed as to protect Distributor against any liability to the Trust or its Holders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement. This indemnity agreement is expressly conditioned upon the Trust's being notified of any action brought against Distributor, its officers or partners or any such controlling person, which notification shall be given by letter or by telegram addressed to the Trust at its principal office in Little Rock, Arkansas, and sent to the Trust by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Trust shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and approved by Distributor. If the Trust elects to assume the defense of any such suit and retain counsel approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its officers and partners or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. In addition, Distributor shall have the right to employ one separate counsel to represent it, its officers and partners and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Distributor against the Trust hereunder if in the reasonable judgment of Distributor it is advisable because of actual or potential differing interests between the Distributor, its officers and partners or such controlling person and the Trust in the conduct of the defense of such action, for Distributor, its officers and partners or such controlling person to be represented by separate counsel, in





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which event the fees and expenses of such separate counsel shall be borne by the Trust. This indemnity agreement and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and partners or any such controlling person and shall survive the delivery of any Interests as provided in this agreement. This indemnity agreement shall inure exclusively to the benefit of Distributor and its successors, Distributor's officers and partners and their respective estates and any such controlling persons and their successors and estates. The Trust shall promptly notify Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Fund Interests.

              11. Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Trust specifically for use in the Registration Statement or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or necessary to make such information not misleading and (b) any alleged act or omission on Distributor's part as the Trust's agent that has not been expressly authorized by the Trust in writing. This indemnity agreement is expressly conditioned upon Distributor's being notified of any action brought against the Trust, its officers and trustees or any such controlling person, which notification shall be given by letter or telegram, addressed to Distributor at its principal office in Little Rock, Arkansas, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Trust, its officers or trustees or such controlling person by reason of any such alleged misstatement or omission on Distributor's part otherwise than on account of the indemnity agreement contained in this paragraph. Distributor shall have a right to control the defense of such action with counsel of its own choosing and approved by the Trust if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Trust, its officers and trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense.

              12. No Fund Interests shall be sold through Distributor or by the Trust under this agreement and no orders for the purchase of Fund Interests shall be confirmed or accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act. Nothing contained in this paragraph 12 shall in any way restrict, limit or have any application to or bearing upon the Trust's obligation to redeem Fund Interests from any Holder in accordance with the provisions of its Declaration of Trust. The Trust will use its best efforts at all times to have Fund Interests effectively registered under the 1933 Act.

              13.   The Trust agrees to advise Distributor immediately:

                    (a) of any request by the SEC for amendments to the Registration Statement or for additional information;





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                    (b)    in the event of the issuance by the SEC of any stop
order suspending the effectiveness of the Registration Statement under the 1933 Act or the initiation of any proceedings for that purpose;

                    (c) of the happening of any material event that makes untrue any statement made in the Registration Statement or that requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and

                    (d) of any action of the SEC with respect to any amendments to the Registration Statement that may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

              14.   The Distributor warrants that:

                    (a) it has taken all actions necessary under its Articles of Incorporation, By-laws and state corporate law to authorize the execution and performance of this Agreement; and

                    (b) it is and shall remain duly registered as a broker-dealer under the 1934 Act, is a member in good standing of NASD and is duly registered under applicable state securities laws.

              15. Insofar as they concern the Trust, the Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.

              16. Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this agreement, but no such appointment or employment shall relieve Distributor of any of its responsibilities or obligations to the Trust under this agreement.

              17. Subject to the provisions of paragraph 9, this agreement shall continue in effect until such time as there shall remain no unsold balance of Fund Interests registered under the 1933 Act, provided that this agreement shall continue in effect for a period of more than one year from the date hereof only so long as such continuance is specifically approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to Distributor or by Distributor at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.





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              18.   This agreement shall be governed by and construed in
accordance with the laws of the State of Arkansas.

              If the foregoing correctly sets forth the agreement between the Trust and Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                       Very truly yours,

                                       VARIABLE INSURANCE PRODUCT
                                         TRUST


                                       By:   /s/Richard H. Blank, Jr.

                                       Name:  Richard H. Blank, Jr.

                                       Title: Chief Operating Officer


ACCEPTED as of the date set forth above:

STEPHENS INC.



By: /s/R. Greg Feltus


Name: R. Greg Feltus

Title: Senior Vice President





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